SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT

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Precision BioSciences, Inc.
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Precision BioSciences, Inc.
302 East Pettigrew Street, Suite A-100
Durham, North Carolina 27701

March 27, 2020

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2020 annual meeting of stockholders (the “Annual Meeting”) of Precision BioSciences, Inc., which will be held on Wednesday, May 13, 2020, beginning at 11:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on March 23, 2020 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/DTIL2020.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

/s/ Kevin J. Buehler
Kevin J. Buehler
Interim Chair of the Board

Precision BioSciences, Inc.
302 East Pettigrew Street, Suite A-100
Durham, North Carolina 27701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2020

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Precision BioSciences, Inc., a Delaware corporation, will be held on Wednesday, May 13, 2020, at 11:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DTIL2020. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?”

The Annual Meeting is being held:

1.
to elect Geno Germano, Matthew Kane and Raymond Schinazi, Ph.D. as Class I directors to hold office until the Company’s annual meeting of stockholders to be held in 2023 and until their respective successors have been duly elected and qualified;

2.	to ratify, in a non-binding vote, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020; and

3.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on March 23, 2020 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

/s/ Dario Scimeca
Dario Scimeca
General Counsel and Secretary

Durham, North Carolina
March 27, 2020

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about March 27, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

TABLE OF CONTENTS

Precision BioSciences, Inc.
302 East Pettigrew Street, Suite A-100
Durham, North Carolina 27701

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2020

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2019 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Precision BioSciences, Inc. (the “Company,” “Precision,” “we,” “us,” or “our”), in connection with our 2020 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about March 27, 2020.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Wednesday, May 13, 2020 at 11:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DTIL2020 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the as of the close of business on March 23, 2020 (the “Record Date”).

What are the purposes of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

•	Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign and date the proxy card, and return it in the envelope provided.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof.  At the close of business on the Record Date, there were 51,414,924  shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 11:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present electronically or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposal No. 1 is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card; or

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on  May 12, 2020.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Annual Meeting?

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/DTIL2020. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/DTIL2020.

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/DTIL2020 on the day of the Annual Meeting.

•	Webcast starts at 11:00 a.m., Eastern Time.

•	You will need your 16-Digit Control Number to enter the Annual Meeting.

•	Stockholders may submit questions while attending the Annual Meeting via the Internet.

•	Webcast replay of the Annual Meeting will be available until May 13, 2021.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the nominees to the Board set forth in this Proxy Statement.

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:
Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.

(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.

(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.

(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to the attention of our General Counsel and Secretary at our corporate offices, provided such statement is received no later than May 12, 2020;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 12, 2020;

•	submitting a properly signed proxy card with a later date that is received no later than May 12, 2020; or

•	attending the Annual Meeting, revoking your proxy and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy online at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote online at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Why hold a virtual meeting?

We are excited to continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the novel coronavirus disease, COVID-19, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Board Size and Structure

Our amended and restated certificate of incorporation, as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at seven, and we currently have seven directors serving on the Board.

Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class should consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation or removal.

Current Directors and Terms

Our current directors and their respective classes and terms are set forth below.

Class I Director - Current Term Ending at 2020 Annual Meeting	Class II Director – Current Term Ending at 2021 Annual Meeting	Class III Director – Current Term Ending at 2022 Annual Meeting
Geno Germano Matthew Kane Raymond Schinazi, Ph.D.	Derek Jantz, Ph.D. Tony Yao M.D., Ph.D.	Kevin J. Buehler Shalini Sharp

Nominees for Director

Messrs. Germano and Kane and Dr. Schinazi have been nominated by the Board to stand for election. As the directors assigned to Class I, Messrs. Germano and Kane and Dr. Schinazi’s current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Messrs. Germano and Kane and Dr. Schinazi will each serve for a term expiring at our annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”) and the election and qualification of his successor or until his earlier death, resignation or removal.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees and Continuing Directors

The following pages contain certain biographical information as of March 27, 2020 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

We believe that all of our directors and nominees: display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees, as applicable; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Nominees for Election to Three-Year Terms Expiring No Later than the 2023 Annual Meeting

Class I Directors	Age	Served as a Director Since	Current Positions with Precision
Geno Germano	59	2020	Director
Matthew Kane	43	2006	President, Chief Executive Officer and Director
Raymond Schinazi, Ph.D.	70	2019	Director

Geno Germano has served as President and Chief Executive Officer and as a board member of Elucida Oncology, Inc. (“Elucida”), a biotechnology company, since August 2018. As President and CEO of Elucida, Mr. Germano leads strategic efforts to utilize Elucida’s ultra-small C-dot cancer targeting particle platform across diagnostic imaging, surgical and therapeutic applications. He served as President of Intrexon Corporation (“Intrexon”), a leader in engineering and industrialization of biology, from June 2016 to March 2017. Prior to joining Intrexon, from 2014 to February 2016, Mr. Germano was Group President of the Global Innovative Pharma Business of Pfizer Inc. (“Pfizer”), where he led a growing global $14 billion business with market-leading medicines and an extensive portfolio of late-stage development candidates in several therapeutic areas including cardiovascular, metabolic disease, neuroscience, inflammation, immunology, and rare diseases. Mr. Germano was also Co-Chair of the Portfolio Strategy and Investment Committee at Pfizer, focused on maximizing the return on research and development investment across the Pfizer portfolio from 2013 to 2016. Previously, from 2009 through 2013, Mr. Germano served as President and General Manager of Pfizer’s Specialty Care and Oncology business units where he led commercial, medical, and post proof-of-concept pipeline strategy and development across global markets, and as Executive Vice President of the Vaccines Business. Mr. Germano also currently serves on the board of Sage Therapeutics, Inc. From 2008 to 2018, Mr. Germano was a Trustee of the Albany College of Pharmacy & Health Sciences. Mr. Germano received his Bachelor of Science in Pharmacy from Albany College of Pharmacy.

Matthew Kane, a co-founder of Precision, has served as our President and Chief Executive Officer and a director since our inception in 2006. Mr. Kane has nearly 20 years of experience in the life sciences industry, most of which has been spent specifically working in genome editing. Prior to co-founding Precision, Mr. Kane was with Suros Surgical Systems. Mr. Kane received a B.S. in mechanical engineering and an M.S. in biomedical engineering from the Rose-Hulman Institute of Technology and an M.B.A. from Duke University. We believe that Mr. Kane is qualified to serve on our board of directors because of the perspective and experience he provides as one of our founders and as our President and Chief Executive Officer, as well as his many years of experience within the life sciences and agricultural biotechnology industries.

Raymond Schinazi, Ph.D. has served on our board of directors since March 2019. Dr. Schinazi has been the Frances Winship Walters Professor of Pediatrics and the Director of the Laboratory of Biochemical Pharmacology at Emory University, a private research university, since 2008 and 1992, respectively. From November 2014 to January 2019, Dr. Schinazi served on the board of directors of Cocrystal Pharma, Inc. Dr. Schinazi was also instrumental in the founding of a number of biotechnology companies, including Triangle Pharmaceuticals, Idenix Pharmaceuticals and Pharmasset, Inc. Dr. Schinazi currently serves on the board of directors of Brace Pharma Capital, ReViral Pharmaceuticals Ltd, Gliknik Inc., and serves on the board of trustees of amfAR, ICMEC and GVN. Dr. Schinazi is also a Charter Fellow of the National Academy of Inventors and a Fellow of the American Society of Microbiology. Dr. Schinazi received a B.Sc. and Ph.D. in chemistry and D.Sc. in biotechnology from the University of Bath. We believe that Dr. Schinazi’s medical background and biotechnology experience qualify him to serve as a member of our board of directors.

Class II Directors Whose Terms Expire at the 2021 Annual Meeting of Stockholders

Class II Directors	Age	Director Since	Current Position at Precision
Derek Jantz, Ph.D.	44	2006	Chief Scientific Officer and Director
Tony Yao, M.D., Ph.D.	48	2018	Director

Derek Jantz, Ph.D. a co-founder of Precision, has been our Chief Scientific Officer since August 2013 and has served on our board of directors since January 2006. He previously served as our Vice President of Scientific Development from our inception in 2006 to August 2013. Dr. Jantz is the co-inventor of several of our foundational patents and other intellectual property. As a protein engineer, he was an early developer of zinc finger technology and has spent most of his research career designing proteins for genome editing applications. Dr. Jantz received a B.A. in biology from the University of Colorado at Boulder and a Ph.D. in biophysics from the Johns Hopkins University School of Medicine. We believe that Dr. Jantz’s extensive experience in genome editing and as an inventor of ARCUS, our genome editing platform, in addition to his perspective as one of our founders and senior executives, qualifies him to serve on our board of directors.

Tony Yao, M.D., Ph.D. has served on our board of directors since May 2018. Since April 2012, Dr. Yao has served as a portfolio manager at ArrowMark Partners, an asset management firm, where he leads the healthcare team and manages the healthcare portfolio. Dr. Yao currently serves on the board of directors of 4D Molecular Therapeutics, Inc. and NexImmune, Inc. Dr. Yao began his investment career in February 2002 as an analyst and later an assistant portfolio manager at Janus Capital Group. Dr. Yao received a Sc.B. in biochemistry from Brown University and a M.D. and Ph.D. in immunology from Stanford University. We believe that Dr. Yao’s medical background and experience in private equity investing, particularly with healthcare companies, qualify him to serve as a member of our board of directors.

Class III Directors Whose Terms Expire at the 2022 Annual Meeting of Stockholders

Class III Directors	Age	Director Since	Current Position at Precision
Kevin J. Buehler	62	2019	Interim Chair of the Board
Shalini Sharp	45	2018	Director

Kevin J. Buehler has served on our board of directors since November 2019 and, in March 2020, was appointed Interim Chair of the Board. Mr. Buehler has over 30 years of experience in the healthcare industry, having most recently served from April 2011 to May 2014 as the Division Head of Alcon Laboratories, Inc., a division of Novartis AG, a multinational pharmaceutical company. Prior to that, from April 2009 to April 2011, he served as the Chief Executive Officer and President of Alcon Inc., after having served from 2007 to 2009 as Alcon Inc.’s Senior Vice President, Global Markets and Chief Marketing Officer and, from 2006 to 2007, as its Senior Vice President of the U.S. market and the Chief Marketing Officer. Mr. Buehler began his career with Alcon, Inc. in August 1984. Mr. Buehler holds a B.A. degree from Carroll University in Waukesha, WI, with concentrations in Business Administration and Political Science, and is a graduate of the Harvard Executive Program for Management Development. We believe that Mr. Buehler’s more than 30 years of experience in the healthcare and industry, including both executive and board roles, qualify him to serve as member of our board of directors.

Shalini Sharp has served on our board of directors since December 2018. Since 2012, Ms. Sharp has served as Executive Vice President and Chief Financial Officer of Ultragenyx Pharmaceutical Inc., a biopharmaceutical company, holding the position of Chief Financial Officer since May 2012 and the position of Executive Vice President since January 2016. Between May 2012 and January 2016, she served as Senior Vice President of Ultragenyx. Prior to Ultragenyx, Ms. Sharp served in various executive capacities, and ultimately as Chief Financial Officer, of Agenus Inc., a biotechnology company, from August 2003 until May 2012. Ms. Sharp currently serves on the board of directors of Neurocrine Biosciences, Inc.. and Sutro Biopharma, Inc. and previously served on the board of directors of Agenus, Inc. and Array BioPharma Inc. Ms. Sharp received a B.A. in English literature and an M.B.A. from Harvard University. We believe that Ms. Sharp’s more than 20 years of experience in the life sciences industry including both executive and board roles as well as her expertise in biotechnology, corporate strategy and finance qualify her to serve as a member of our board of directors.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of Geno Germano, Matthew Kane and Raymond Schinazi, Ph.D. as a Class I director to hold office until the 2023 Annual Meeting and until his successor has been duly elected and qualified.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2017. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2020.

Although ratification is not required by our amended and restated by-laws (“Bylaws”) or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Audit, Audit-Related, Tax and All Other Fees

The following table sets forth the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to Precision in each of the last two fiscal years (in thousands).

	Year Ended December 31,
	2019	2018
Audit Fees	$589	$1,428
Audit-Related Fees	—	—
Tax Fees	25	62
All Other Fees	2	2
Total	$616	$1,492

Audit Fees

Audit fees consisted of the following:

•
Fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

•
Fees for assurance and related services that are reasonably related to the performance of the audit or review of the registrant's financial statements, including for assurance reporting on our historical financial information included in our SEC registration statement in connection with our initial public offering.

Tax Fees

Tax fees consisted of fees for tax compliance, tax advice, and tax planning services.

All Other Fees

All other fees consisted of subscription fees for accounting research software.

Pre-Approval Policies and Procedures

The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.

The audit committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the audit committee or by a designated member of the audit committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts.  Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval.  For both types of pre-approval, the audit committee will consider whether such services are consistent with the SEC’s rules on auditor independence.

On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

The above-described services provided to us by Deloitte & Touche LLP prior to our initial public offering were provided under engagements entered into prior to our adoption of our pre-approval policies and, following our initial public offering, in accordance with such policies.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Audit Committee Report

The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance— Audit Committee.” Under the audit committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the audit committee reviewed and discussed with management and Deloitte & Touche LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2019. The audit committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the audit committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.

Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Shalini Sharp (Chair)
Kevin J. Buehler
Tony Yao M.D., Ph.D.

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of March 27, 2020. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position	In Current Position Since
Matthew Kane	43	President, Chief Executive Officer and Director	2006
Derek Jantz, Ph.D.	44	Chief Scientific Officer and Director	2006
Abid Ansari	42	Chief Financial Officer	2019
Christopher Heery, M.D.	40	Chief Medical Officer	2019
Dario Scimeca	45	General Counsel and Secretary	2019
Fayaz Khazi, Ph.D.	47	Chief Executive Officer, Elo Life Systems	2018
David Thomson, Ph.D.	59	Chief Operating Officer	2019

See pages 7 and 8  of this Proxy Statement for the biography of Matthew Kane and Derek Jantz, Ph.D., respectively.

Abid Ansari has served as our Chief Financial Officer since February 2019. Mr. Ansari previously served as our Vice President, Finance & Operations from July 2016 to February 2019. Prior to joining us, Mr. Ansari served as Senior Director, Deal Finance and M&A from November 2013 to July 2016 and Senior Director, Head of Portfolio Analysis Group from September 2011 to November 2013 for GlaxoSmithKline plc, a multinational pharmaceutical company. Before that, he served for five years in commercial and capital finance roles at MedImmune, LLC and three years as a plant controller at Uniqema (previously a division of Imperial Chemical Industries Plc). Mr. Ansari received a B.S. in chemical engineering and an M.B.A. from Purdue University. Mr. Ansari is also a Certified Public Accountant.

Christopher Heery, M.D. has served as our Chief Medical Officer since May 2019. Prior to joining us, Dr. Heery served as Chief Medical Officer at Bavarian Nordic A/S, a biotechnology company, from October 2016 to April 2019, where he oversaw clinical development programs for its immune-oncology and infectious disease portfolios. Prior to that, he was a Staff Clinician and then an Associate Research Physician and Head of the Clinical Trials Group of the Laboratory of Tumor Immunology and Biology at the National Cancer Institute (“NCI”), a U.S. government health agency, from April 2012 to November 2013 and November 2013 to September 2016, respectively, where he was part of a larger effort to create new immunotherapies for the treatment of cancer.  He joined the NCI Medical Oncology Branch as a Medical Oncology Fellow in 2009 and also served as an Adjunct Appointment in the Genitourinary Malignancies Branch. Dr. Heery is board certified in Medical Oncology and Internal Medicine.  He received a B.A. from Duke University and a M.D. from East Carolina University Brody School of Medicine, and completed his internal medicine residency at the University of Illinois at Chicago.

Dario Scimeca has served as our General Counsel since June 2019. Prior to joining us, Mr. Scimeca served in various roles for Genentech, a biotechnology company, U.S. affiliate of Roche, from January 2013 to June 2019, including most recently as Assistant General Counsel, where he counseled on legal issues associated with the development and commercialization of multiple drug oncology and rare disease products.  Prior to that, he was corporate counsel at Elan Pharmaceuticals where he, among other things, oversaw FDA and EMA regulatory compliance matters.  He has previously worked in both corporate transactional law and patent litigation at three national law firms. Mr. Scimeca received a B.S. from Santa Clara University, his J.D. from the University of California, Berkeley, School of Law, and clerked for Judge James L. Dennis on the United States Fifth Circuit Court of Appeals in New Orleans, Louisiana.

Fayaz Khazi, Ph.D. has served as the CEO of our food-focused subsidiary, Elo Life Systems, since May 2018 and, prior to that, served as President of Elo Life Systems beginning in May 2017. From May 2014 to April 2017, Dr. Khazi served as the CEO of KeyGene USA, an agricultural biotechnology company. Dr. Khazi also held several executive leadership positions at Intrexon Corporation directing translation programs in the food, human health and agricultural biotechnology sectors, including serving as Vice President, Business Analytics and Strategy from January 2012 to January 2014, and also serving as Intrexon’s founding Director of Translational Medicine. Dr. Khazi received a B.Sc. from the University of Agricultural Sciences, Bangalore, and a Ph.D. in biological sciences from Auburn University. He trained as a Howard Hughes Medical Institute post-doctoral fellow and a senior researcher at the Children’s Hospital of Philadelphia, where he studied the genotoxicity of gene therapy vectors and developed in vivo genome-editing technologies to treat genetic diseases.

David Thomson, Ph.D. has served as our Chief Operating Officer since August 2019 and, prior to that, served as our Chief Development Officer beginning in June 2017. Prior to joining us, he served as Senior Vice President Research and Nonclinical Development for Shire plc, a specialty biopharmaceutical company, beginning in May 2016 until May 2017 where he was responsible for the strategy and operational direction of the Global Research and Nonclinical Development Organization, including transitioning programs from research into clinical development and support of programs through commercialization. Prior to that, he served as Senior Vice President and Global Head, Research and Development Operations for Shire from February 2015 to May 2016. From May 2014 to January 2015, Dr. Thomson served as the Director of the Biomanufacturing Research Institute and Technology Enterprise and a Professor in the Department of Pharmaceutical Sciences of North Carolina Central University. From September 2012 to April 2014, Dr. Thomson served as Vice President, Shire Human Genetic Therapies and later Senior Vice President, Global Head of Research and Nonclinical Development for Shire plc. He received a B.Sc. in chemistry from the University of Strathclyde and a Ph.D. in organic chemistry from the University of Toronto, and he completed post-doctoral work at Yale University.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Corporate Governance” section of the “Investors & Media” page of our website located at www.precisionbiosciences.com, or by writing to our General Counsel and Secretary at our offices at 302 East Pettigrew Street, Suite A-100, Durham, North Carolina, 27701. Among the topics addressed in our Corporate Governance Guidelines are:

•	Board size, independence and qualifications	•	Stock ownership
•	Executive sessions of independent directors	•	Board access to senior management
•	Board leadership structure	•	Board access to independent advisors
•	Selection of new directors	•	Board self-evaluations
•	Director orientation and continuing education	•	Board meetings
•	Limits on board service	•	Meeting attendance by directors and non-directors
•	Change of principal occupation	•	Meeting materials
•	Term limits	•	Board committees, responsibilities and independence
•	Director responsibilities	•	Succession planning
•	Director compensation	•	Risk management

Board Leadership Structure

Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders.  If the Chairperson of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a lead independent director (the “Lead Director”).  The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairperson of the Board. Our Corporate Governance Guidelines provide that, at such times as the Chairperson of the Board qualifies as independent, the Chairperson of the Board will serve as Lead Director.

The positions of our Chair of the Board and our Chief Executive Officer and President are currently served by two separate persons. Mr. Buehler serves as Interim Chairman of the Board, and Mr. Kane serves as our Chief Executive Officer and President.  In his capacity as the independent Interim Board Chair, Mr. Buehler performs the functions of the Lead Director.

The Board believes that our current leadership structure of Chief Executive Officer and Chair of the Board being held by two separate individuals is in the best interests of the Company and its stockholders and strikes the appropriate balance between the Chief Executive Officer and President’s responsibility for the strategic direction, day-to day-leadership and performance of our Company and the Chair of the Board’s responsibility to guide overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our Chief Executive Officer and President and to set the agenda for and preside over Board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.

Director Independence

Under our Corporate Governance Guidelines and the applicable Nasdaq Stock Market LLC (“Nasdaq”) rules (the “Nasdaq rules”), a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Kevin J. Buehler, Geno Germano, Raymond Schinazi Ph.D., Shalini Sharp and Tony Yao, M.D., Ph.D., representing five of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules. Furthermore, the board of directors determined that, during his service as a director during 2019, Robert Adelman, M.D., qualified as an independent director under applicable Nasdaq rules. In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.

Board Committees

Our Board of Directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the audit committee, the compensation committee and the nominating and corporate governance committee operates under a written charter.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kevin J. Buehler	X	—	Chair
Geno Germano	X	X	—
Raymond Schinazi, Ph.D.	—	Chair	X
Shalini Sharp.	Chair	X	—
Tony Yao M.D., Ph.D.	—	—	X

Audit Committee

Our audit committee is responsible for, among other things:

•	appointing, approving the compensation of, and assessing the independence of, our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	considering whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K;

•	coordinating our board of directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;

•	reviewing on a periodic basis our investment policy;

•	reviewing and approving or ratifying any related person transactions;

•
pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the committee or exempt from such requirement under SEC rules);

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report required by SEC rules.

Our audit committee currently consists Kevin J. Buehler, Geno Germano and Shalini Sharp, with Ms. Sharp serving as chair. All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our Board of Directors has affirmatively determined that each member of our audit committee qualifies as “independent” under Nasdaq’s additional standards applicable to audit committee members and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”) applicable audit committee members.  In addition, our Board of Directors has determined that Mr. Buehler and Ms. Sharp each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our compensation committee is responsible for, among other things:

•	reviewing and approving, or recommending for approval by the board of directors, the compensation of our Chief Executive Officer and our other executive officers;

•
periodically reviewing and approving new compensation and employee benefit plans and reviewing and approving changes to existing compensation and employee benefit plans, in each case that are not subject to stockholder approval or approval of the Board;

•	overseeing and administering our cash and equity incentive plans;

•	periodically reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and

•	preparing the annual compensation committee report required by SEC rules, to the extent required.

Our compensation committee currently consists of Geno Germano, Raymond Schinazi Ph.D., and Shalini Sharp, with Dr. Schinazi  serving as chair. Our Board of Directors has determined that each member of our compensation committee qualifies as “independent” under Nasdaq’s additional standards applicable to compensation committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.

The compensation committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the compensation committee’s charter, the compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable Nasdaq rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the compensation committee.

Compensation Consultants

The compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the compensation committee has engaged the services of Compensia as its independent outside compensation consultant.

As requested by the compensation committee, in 2019, Compensia’s services to the compensation committee included, assisting us in developing our peer group composition, analyzing benchmarking data with respect to our executives’ overall individual compensation and providing information regarding current trends and developments in executive compensation, equity-based awards, severance agreements and employee stock purchase programs based on our peer group.

All executive compensation services provided by Compensia during 2019 were conducted under the direction or authority of the compensation committee, and all work performed by Compensia was pre-approved by the compensation committee. Neither Compensia nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The compensation committee evaluated whether any work provided by Compensia raised any conflict of interest for services performed during 2019 and determined that it did not.

Additionally, during 2019, Compensia did not provide any services to us other than regarding executive and director compensation and broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board;

•	recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;

•
developing and recommending to our board of directors corporate governance guidelines, and reviewing and recommending to our board of directors proposed changes to our corporate governance guidelines from time to time; and

•	overseeing a periodic evaluation of our board of directors.

Our nominating and corporate governance committee currently consists of Kevin J. Buehler, Raymond Schinazi, Ph.D., and Tony Yao, M.D., Ph.D., with Mr. Buehler serving as chair. Our Board has determined that each member of our nominating and corporate governance committee qualifies as “independent” under applicable Nasdaq rules applicable to nominating and corporate governance committee members.

Board and Board Committee Meetings and Attendance

During fiscal 2019, our Board of Directors met five times, the audit committee met three times, the compensation committee met twice and the nominating and corporate governance committee met twice. In 2019, each of our incumbent directors then-serving attended at least 75% of the meetings of the Board and committees on which he or she served as a member.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least twice a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders.

Director Nominations Process

The nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees.  In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the nominating and corporate governance committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

We consider diversity a meaningful factor in identifying director nominees, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider potential conflicts of interest with the candidates other personal and professional pursuits.

In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The nominating and corporate governance committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

Both Dr. Schinazi and Mr. Germano were identified by our chief executive officer, in each case, to be considered as a nominee to serve on the Board. Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their initial appointment and their nomination for election or re-election, as applicable, at the Annual Meeting.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

The nominating and corporate governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the General Counsel and Secretary, Precision BioSciences, Inc., 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701. All recommendations for director nominations received by the General Counsel and Secretary that satisfy our by-law requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”

Board Role in Risk Oversight

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its audit committee, compensation committee and nominating and corporate governance committee. Each of the committees regularly reports to the Board.

The audit committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program (including, without limitation, cybersecurity and data protection and, more recently, risk exposures related to COVID-19). Through its regular meetings with management, including the finance, legal, internal audit, tax, compliance, and information technology functions, the audit committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. The compensation committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters, and coordinating, along with the Board’s Chair, succession planning discussions. The nominating and corporate governance committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management.

Committee Charters and Corporate Governance Guidelines

Our Corporate Governance Guidelines, charters of the audit committee, compensation committee and nominating and corporate governance committee and other corporate governance information are available under the Corporate Governance section of the Investors & Media page of our website located at www. precisionbiosciences.com, or by writing to our General Counsel and Secretary at our offices at 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer or controller, or persons performing similar functions. Our Code of Conduct is available under the Corporate Governance section of the Investors & Media page of our website at www.precisionbiosciences.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers of, any provisions of our Code of Conduct.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts; short sales; and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities.

Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the General Counsel and Secretary, Precision BioSciences, Inc., 302 East Pettigrew Street, Suite A-100, Durham, North Carolina, 27701. The General Counsel and Secretary will forward the communication to the appropriate director or directors as appropriate.

EXECUTIVE COMPENSATION

Overview

This section discusses the material components of our 2019 compensation program for our principal executive officer and next two most highly compensated executive officers who are named in the Summary Compensation Table below. These “named executive officers” and their positions are:

•	Matthew Kane, President and Chief Executive Officer;

•	Christopher Heery, Chief Medical Officer; and

•	Dario Scimeca, General Counsel.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years presented:

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Option awards ($)(2)	All other compensation($)		Total ($)
Matthew Kane	2019	479,750	67,990	1,604,360	14,360	(3)	2,166,460
President and Chief Executive Officer	2018	350,000	157,500	1,068,616	11,016		1,587,132
Christopher Heery(5) Chief Medical Officer	2019	286,667	150,534	1,737,812	6,832	(4)	2,181,845
Dario Scimeca(7) General Counsel	2019	174,375	80,055	1,390,249	65,532	(6)	1,710,211

(1)
The amounts reported for 2019 represent bonuses based upon our board’s assessment of the achievement of company and individual performance objectives for 2019, which were paid in February 2020. For Dr. Heery and Mr. Scimeca, the amounts shown also include one-time signing bonuses of $50,000 for Dr. Heery and $35,000 for Mr. Scimeca that were paid in connection with their commencing employment with us during 2019.

(2)
The amounts reported reflect the grant date fair value of stock options computed in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”), rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of the option awards in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2019 (the “Form 10-K”).

(3)
The amount reported includes 401(k) matching contributions by us of $10,672, nondiscriminatory life insurance premiums of $1,353, supplemental disability insurance premiums available to certain executives of $2,327, and tax gross-ups of $8 in connection with nondiscriminatory wellness and phone reimbursements for 2019.

(4)
The amount reported includes 401(k) matching contributions by us of $5,733, nondiscriminatory life insurance premiums of $789, and supplemental disability insurance premiums available to certain executives of $310.

(5)	Dr. Heery was not employed with the company in 2018, and accordingly, compensation information for 2018 is not included in the table above.

(6)
The amount reported represents relocation and housing expenses of $45,666 and $18,853 of tax gross-ups in connection therewith, nondiscriminatory life insurance premiums of $789, supplemental disability insurance premiums available to certain executives of $207, and tax gross-ups of $17 in connection with nondiscriminatory wellness and phone reimbursements for 2019.

(7)	Mr. Scimeca was not employed with the company in 2018, and accordingly, compensation information for 2018 is not included in the table above.

Narrative Disclosure to Summary Compensation Table

Annual Base Salaries

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. The following table shows the annual base salaries for 2019 of our named executive officers:
Name	2019 Base salary ($)
Matthew Kane(1)	523,000
Christopher Heery	430,000
Dario Scimeca	310,000

(1)	Mr. Kane’s annual base salary was increased from $350,000 to $523,000 in connection with our initial public offering completed on April 1, 2019 (“IPO”).

Bonuses

In addition to base salaries, our named executive officers were eligible to receive a cash bonus based on company and individual performance for 2019. The performance objectives for 2019 cash bonuses related to attaining certain clinical and non-clinical milestones, as well as financial and administrative achievements.  In connection with our IPO, the target bonus amount for Mr. Kane was set at 50% of his base salary.  The target bonus amount for Dr. Heery and Mr. Scimeca is 35% of their respective base salaries.

The actual bonus amounts paid to our named executive officers for 2019 are set forth above in the 2019 Summary Compensation Table in the column entitled “Bonus.”

In addition to their 2019 annual bonuses, Dr. Heery and Mr. Scimeca received sign-on bonuses of $50,000 and $35,000, respectively, in connection with commencing employment with us during 2019. Each sign-on bonus is subject to repayment in the event the executive voluntarily resigns or is terminated for cause within the first year of employment.

Equity Compensation

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. To date, we have used stock option grants for this purpose because we believe they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. The use of options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

We award stock options broadly to our employees, including to our non-executive employees. Grants to our executives and other employees are made at the discretion of our board of directors and are not made at any specific time period during a year.

In connection with our IPO, we adopted our 2019 Incentive Award Plan (the “2019 Plan”) to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and to enable our company to obtain and retain services of these individuals, which we believe are essential to our long-term success. Following the effectiveness of our 2019 Plan, we ceased making grants under our 2015 Stock Incentive Plan, as amended (the “2015 Plan”). However, our 2015 Plan continues to govern the terms and conditions of the outstanding awards granted under it.

We granted the following stock options to our named executive officers during 2019 under our 2019 Plan:

Named executive officers	Stock options granted
Matthew Kane(1)	262,252
Christopher Heery(2)	200,000
Dario Scimeca(3)	160,000

(1)	The option vests as to 25% of the underlying shares on April 1, 2020 and vests in equal installments at the end of each successive three-month period over the 36 months following such date.

(2)	The option vests as to 25% of the underlying shares on May 1, 2020 and vests in equal installments at the end of each successive three-month period over the 36 months following such date.

(3)	The option vests as to 25% of the underlying shares on June 10, 2020 and vests in equal installments at the end of each successive three-month period over the following 36 months.

Retirement Plans

We currently maintain the Precision BioSciences, Inc. 401(k) Plan, a defined contribution retirement savings plan (the “401(k) Plan”), for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) Plan on the same terms as other full-time employees. The Internal Revenue Code of 1986, as amended allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) Plan. In 2019, we matched participants’ elective salary deferral contributions to the 401(k) Plan up to 100% of the first 4% of the employee’s salary deferred. Matching contributions made by us vest immediately. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) Plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our employee benefit plans and programs, which include medical, dental and vision benefits, health and flexible spending accounts, life, short-term, long-term and supplemental individual disability, and supplemental insurance and wellness and tuition reimbursement to the same extent as our other full-time employees generally, subject to the terms and eligibility requirements of those plans. We also provide Messrs. Kane and Scimeca and Dr. Heery, along with certain other executive officers and senior employees, with certain supplemental disability insurance benefits. We also provide relocation benefits to our named executive officers as determined in our board’s discretion.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each of our named executive officers as of December 31, 2019.

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Matthew Kane	322,711	—		0.04	5/17/2021
	6,104	7,318	(1)	1.18	3/23/2027
	43,917	96,618	(2)	11.98	9/27/2028
	—	262,252	(3)	9.46	9/22/2029
Christopher Heery	—	200,000	(4)	13.39	7/3/2029
Dario Scimeca	—	160,000	(5)	13.39	7/3/2029

(1)	The option vested as to 25% of the underlying shares on March 24, 2018 and vests in equal installments at the end of each successive three-month period over the following 36 months.

(2)	The option vested as to 25% of the underlying shares on September 28, 2019 and vests in equal installments at the end of each successive three-month period over the following 36 months.

(3)	The option vests as to 25% of the underlying shares on April 1, 2020 and vests in equal installments at the end of each successive three-month period over the following 36 months.

(4)	The option vests as to 25% of the underlying shares on May 1, 2020 and vests in equal installments at the end of each successive three-month period over the following 36 months.

(5)	The option vests as to 25% of the underlying shares on June 10, 2020 and vests in equal installments at the end of each successive three-month period over the following 36 months.

Employment Agreements

We have entered into employment agreements with each of our named executive officers that set forth the terms and conditions of each executive’s employment with us.

Each employment agreement establishes an annual base salary and target bonus opportunity for each named executive officer, the current amounts of which are described above under the headings “Annual Base Salaries” and “Bonuses”.  The named executive officers are eligible to participate in our medical, dental and disability insurance, the 401(k) Plan, personal leave and other employee benefit plans and programs for which the named executive officer is eligible, subject to the terms and conditions of such plans and programs.

Each named executive officer’s employment agreement and employment are terminable by either the named executive officer or us without cause on 30-days’ notice. In the event that a named executive officer’s employment is terminated by us without cause or by the executive for good reason, in each case as defined in the employment agreements, then in addition to payment of any accrued amounts and subject to such named executive officer’s timely executing a release of claims and continuing to comply with obligations under his proprietary information agreement, he will be entitled to receive (1) base salary continuation for 12 months in the case of Mr. Kane or nine months in the case of Dr. Heery and Mr. Scimeca, and (2) reimbursement for additional costs the executive incurs for continued coverage under our group health insurance under the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), for up to 12 months in the case of Mr. Kane or nine months in the case of Dr. Heery and Mr. Scimeca.

In lieu of the foregoing, the employment agreements provide that, in the event a named executive officer’s employment is terminated by us without cause or by the named executive officer for good reason three months prior to or 12 months after the occurrence of a change in control, then, subject to his timely execution of a release of claims and continuing to comply with obligations under his proprietary information agreement, then such named executive officer shall be entitled to (1) a lump sum payment equal to, in the case of Mr. Kane, 18 months of his then current base salary plus 1.5 times his target bonus, and in the case of Dr. Heery and Mr. Scimeca,  12 months of base salary plus one times his target bonus, (2) reimbursement for the additional costs the executive incurs for continued coverage under our group health insurance under COBRA for up to 18 months in the case of Mr. Kane and up to 12 months in the case of Dr. Heery and Mr. Scimeca, and (3) accelerated vesting of all unvested time-based equity grants.

Under the separate proprietary information, inventions, non-competition and non-solicitation agreement with each of Mr. Kane, Dr. Heery and Mr. Scimeca, referred to as the proprietary information agreement above, each named executive officer has agreed to refrain from competing with us or soliciting our employees, independent contractors, customers or suppliers, in each case, while employed and following the termination of his employment for any reason for a period of one year. Notwithstanding the foregoing, no such post-employment restrictions are intended to restrain Mr. Scimeca’s ability to practice law or violate any rules of professional conduct to which he is subject.  Each named executive officer has acknowledged our ownership rights in any intellectual property and assigned any such ownership rights to us.

Director Compensation

2019 Option Grants to Non-Employee Directors

In connection with our IPO, Dr. Schinazi was granted an option to purchase 34,544 shares, which option vests as to 34% of the underlying shares on March 27, 2020 and in equal installments at the end of each three-month period over the following 24 months. In November 2019 in connection with his election to our board, Mr. Buehler was granted an option as an initial award under our non-employee director compensation program to purchase 60,776 shares of common stock. This option vests in 36 substantially equal monthly installments following November 8, 2019.

Non-Employee Director Compensation Policy

In connection with our IPO, we adopted and our stockholders approved a compensation program for our non-employee directors under which each non-employee director is eligible to receive the following amounts for their services on our board of directors:

•
Upon the director’s initial election or appointment to our board of directors, an option to purchase shares of our common stock having an aggregate fair value of $350,000 (as determined under the policy);

•
If the director has served on our board of directors for at least six months as of the date of an annual meeting of stockholders and will continue to serve as a director immediately following such meeting, an option to purchase shares of our common stock on the date of the annual meeting having an aggregate fair value of $175,000 (as determined under the policy);

•	An annual director fee of $40,000;

•	If the director serves on a committee of our board of directors, an additional annual fee as follows:

•	Chairman of the audit committee, $15,000;

•	Audit committee member other than the chairman, $7,500;

•	Chairman of the compensation committee, $12,250;

•	Compensation committee member other than the chairman, $6,000;

•	Chairman of the nominating and corporate governance committee, $8,250; and

•	Nominating and corporate governance committee member other than the chairman, $4,500.

Director fees under the program are payable in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our board.

Stock options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our common stock on the date of grant and expire not later than ten years after the date of grant. The stock options granted upon a director’s initial election or appointment vest in thirty-six substantially equal monthly installments following the date of grant. The stock options granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting or the first anniversary of the date of grant. In addition, all unvested stock options vest in full upon the occurrence of a change in control.

2019 Director Compensation

The following table sets forth the compensation earned by our non-employee directors for their service on our board during 2019:

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Kevin J. Buehler	8,363	353,599	361,962
Raymond Schinazi, Ph.D.	43,195	283,081	326,276
Shalini Sharp	55,178	—	55,178
Tony Yao, M.D., Ph.D. (2)	29,644	—	29,644

(1)
The amounts reported reflect the grant date fair value of stock options computed in accordance with ASC 718 rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of the option awards in Note 5 to our consolidated financial statements included in the Form 10-K.

(2)
The amount shown represents cash fees earned by Dr. Yao for his service on our board during 2019. Due to his association with ArrowMark Fund (as defined below), Dr. Yao is not permitted to receive compensation for his service on our board and elected to forego $29,000 of such fees. Dr. Yao was not granted options to purchase shares of our common stock during 2019.

The table below shows the aggregate numbers of option awards held as of December 31, 2019 by each non-employee director who was serving as of December 31, 2019.

	Option Awards
Name	Number of securities underlying unexercised options (#) vested	Number of securities underlying unexercised options (#) unvested
Kevin J. Buehler	1,688	59,088
Raymond Schinazi, Ph.D.	2,928	40,985
Shalini Sharp	50,171	97,391
Tony Yao, M.D., Ph.D.	—	—

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our common stock as of March 23, 2020 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock outstanding;

•	each of our directors;

•	each of our named executive officers for 2019; and

•	all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 51,414,924 shares of our common stock outstanding as of March 23, 2020. Shares of our common stock that a person has the right to acquire within 60 days of March 23, 2020 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Precision BioSciences, Inc., 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of More than 5%:
venBio Global Strategic Fund, L.P.(1)	4,265,141	8.3%
Capital World Investors(2)	4,062,000	7.9%
FMR LLC(3)	2,630,134	5.1%

Named Executive Officers and Directors:
Matthew Kane(4)	2,298,656	4.4%
Derek Jantz, Ph.D.(5)	4,216,178	8.2%
Christopher Heery, M.D.(6)	52,485	*
Dario Scimeca(7)	2,072	*
Kevin J. Buehler(8)	10,128	*
Geno Germano(9)	3,988	*
Raymond F. Schinazi, Ph.D.(10)	108,306	*
Shalini Sharp(11)	62,345	*
Tony Yao, M.D., Ph.D.(12)	160,416	*
All executive officers and directors as a group (12 persons)(13)	7,536,840	14.3%

 * Represents less than 1%.

(1)
Based on information reported on a Schedule 13D filed on April 9, 2019, each of venBio Global Strategic Fund, L.P. (the “Fund”), venBio Global Strategic GP, L.P. (the “General Partner”), venBio Global Strategic GP, Ltd. (the “GP Ltd.”) and Robert Adelman and Corey Goodman (collectively, the “Directors”) have shared voting power and shared dispositive power over 4,265,141 shares of our common stock. The Fund directly holds 4,265,141 shares of our common stock. As the sole general partner of the Fund, the General Partner may be deemed to beneficially own the shares held by the Fund and as the sole general partner of the General Partner, the GP Ltd. may be deemed to beneficially own the shares held by the Fund. As directors of the GP Ltd., each of the Directors may be deemed to beneficially own the shares held by the Fund. The business address of each of the reporting persons listed in this footnote is 1700 Owens Street, Suite 595, San Francisco, CA 94158.

(2)
Based on information reported on a Schedule 13G filed on February 14, 2020, Capital World Investors, a division of Capital Research and Management Company, has sole voting power and sole dispositive power over 4,062,000 shares of our common stock. The business address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

(3)
Based on information reported on a Schedule 13G/A filed on February 7, 2020, FMR LLC has sole voting power over 2,534,287 shares of our common stock and sole dispositive power over 2,630,134 shares of our common stock, and Abigail P. Johnson has sole dispositive power over 2,630,134 shares of our common stock.  The business address of each of the reporting persons listed in this footnote is 245 Summer Street, Boston, Massachusetts 02210.

(4)
Consists of (a) 1,815,922 shares of common stock held directly by Mr. Kane, (b) 8,718 shares of common stock held by Chelsea Lynam, Mr. Kane’s wife, (c) 448,542 shares of common stock underlying options held by Mr. Kane exercisable within 60 days of March 23, 2020 and (d) 25,474 shares of common stock underlying options held by Ms. Lynam exercisable within 60 days of March 23, 2020.

(5)	Consists of (a) 3,858,346 shares of common stock and (b) 357,832 shares of common stock underlying options exercisable within 60 days of March 23, 2020.

(6)	Consists of (a) 2,485 shares of common stock and (b) 50,000 shares of common stock underlying options exercisable within 60 days of March 23, 2020.

(7)	Consists of 2,072 shares of common stock.

(8)	Consists of 10,128 shares of common stock underlying options exercisable within 60 days of March 23, 2020.

(9)	Consists of 3,988 shares of common stock underlying options exercisable within 60 days of March 23, 2020.

(10)
Consists of (a) 93,048 shares of common stock held by RFS Partners, LP (“RFS”). RFS & Associates, LLC (“RFS & Associates”), is the general partner of RFS and Dr. Schinazi is a limited partner of RFS as well as the manager of RFS & Associates. Dr. Schinazi may be considered the beneficial owner of the shares held by RFS and disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The principal business address of RFS is 1860 Montreal Road, Tucker, GA 30084 and (b) 15,258 shares of common stock underlying options held by Dr. Schinazi exercisable within 60 days of March 23, 2020.

(11)	Consists of 62,345 shares of common stock underlying options exercisable within 60 days of March 23, 2020.

(12)
Consists of (a) 4,450 shares of common stock held directly by Dr. Yao, (b) 151,516 shares of common stock held by ArrowMark Life Science Fund, LP (“ArrowMark Fund”), and (c) 4,450 shares of common stock held by THB Iron Rose, LLC Life Science Portfolio (“THB Fund”). ArrowMark Colorado Holdings LLC (“ArrowMark Colorado”), is an investment advisor to ArrowMark Fund and THB Fund. Dr. Yao, one of our directors, is employed as a portfolio manager for ArrowMark Colorado and has direct voting and dispositive control over the shares held by ArrowMark Fund and THB Fund. Dr. Yao may be considered the beneficial owner of the shares held by ArrowMark Fund and THB Fund and disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The principal business address of ArrowMark Fund and THB Fund is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(13)	Consists of (a) 6,184,909 shares of common stock and (b) 1,351,931 shares of common stock underlying options exercisable within 60 days of March 23, 2020.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures on Transactions with Related Persons

Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons, which requires that our audit committee approve or ratify related person transactions required to be disclosed pursuant to Item 404(a) or, if applicable Item 404(d) of Regulation S-K. Item 404 of Regulation S-K requires disclosure, subject to certain exceptions, of transactions in  which we were or are to be a participant and the amount involved exceeds $120,000 (or such other amount is applicable while we remain a smaller reporting company) and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest.  It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest and that no director may participate in the approval of a related person transaction for which he or she is a “related person.” Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.

Duke License

In April 2006, we entered into a license agreement (the “Duke License”) with Duke University (“Duke”), pursuant to which Duke granted us an exclusive license (subject to certain exceptions) under certain patents owned by Duke related to certain meganucleases and methods of making such meganucleases. The patents in-licensed by us from Duke pursuant to the Duke License claim inventions created by Dr. Jantz, one of our executive officers, a director and a beneficial owner of more than 5% of our common stock, Jeff Smith, Ph.D., one of our employees and formerly a beneficial owner of more than 5% of our common stock, and another inventor who is not affiliated with us.

Pursuant to Duke’s inventors’ policy, inventors of intellectual property invented at Duke, including the inventors of patents licensed to us under the Duke License, are entitled to a portion of the income derived from such inventions. Accordingly, Drs. Jantz and Smith are entitled to receive a portion of the amounts we pay to Duke under the Duke License and amounts received by Duke from sales of common stock that we issued to Duke at the inception of the Duke License. In connection with the Duke License, Drs. Jantz and Smith each received $440,625 from Duke during the year ended December 31, 2019.  No payments were made to Drs. Jantz and Smith under the Duke License in 2018.

Participation in Our Initial Public Offering

In connection with our IPO, certain of our stockholders and members of our board of directors purchased shares of our common stock from the underwriters at the initial public offering price of $16.00 per share, and on the same terms as other investors in our IPO. The following table summarizes purchases of shares of our common stock in our IPO by beneficial owners of more than 5% of our capital stock and entities affiliated with members of our board of directors.

Participants	Shares Purchased	Total Purchase Price
5% or greater stockholders and directors
F-Prime Capital Partners Healthcare Fund IV LP	50,000	$800,000
RA Capital Healthcare Fund, L.P.	250,000	$4,000,000
venBio Global Strategic Fund, L.P.(1)	50,000	$800,000

(1)	Robert Adelman, M.D., a former member of our board of directors, is a partner at venBio Global Strategic Fund, L.P.

Series B Preferred Stock Financing

From May 2018 to July 2018, we issued and sold to investors in a private placement 21,956,095 shares of our Series B preferred stock at a price per share of $5.01, for aggregate gross proceeds of $110.0 million.

The following table summarizes the Series B preferred stock purchased by directors, executive officers, then beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons.

Participants	Series B Preferred Stock	Total Purchase Price
5% or Greater Stockholders and Directors
Amgen Investments Ltd.(1)	499,002	$2,500,000
F-Prime Capital Partners Healthcare Fund IV LP(2)	873,253	$4,374,997
RA Capital Healthcare Fund, L.P.	399,202	$2,000,002
venBio Global Strategic Fund, L.P. (3)	998,004	$5,500,000
Tony Yao, M.D., Ph.D.(4)	9,500	$47,595
RFS Partners, LP(5)	119,761	$600,003

(1)	Series B preferred stock was purchased by Amgen Ventures LLC, an affiliate of Amgen Investment Ltd.

(2)   Ben Auspitz, a former member of our board of directors, is a partner at F-Prime Capital Partners, a fund affiliated with FMR LLC. Mr. Auspitz does not hold voting or dispositive power over the shares held by F-Prime Capital Partners Healthcare Fund IV LP. See “Stock Ownership” for more information.

(3)   Robert Adelman, M.D., a former member of our board of directors, is a partner at venBio Global Strategic Fund, L.P.  See “Stock Ownership” for more information.

(4)   Tony Yao, M.D., Ph.D. is a current member of our board of directors. Dr. Yao is associated with the ArrowMark Fund. See “Stock Ownership” for more information.

(5)   Raymond Schinazi, Ph.D. is a current member of our board of directors. Dr. Schinazi is associated with RFS Partners, LP. See “Stock Ownership” for more information.

Convertible Note Financing

In March 2019, we sold and issued $39.6 million aggregate principal amount of convertible notes payable (the “2019 Notes”), in a private placement transaction. ArrowMark Fundamental Opportunity Fund, L.P. purchased $0.6 million of 2019 Notes, and ArrowMark Life Science Fund, L.P. purchased $0.5 million of 2019 Notes. Tony Yao, M.D., Ph.D. is a current member of our board of directors and is associated with the ArrowMark Fund. RFS Partners, LP purchased $0.5 million of 2019 Notes. Raymond Schinazi, Ph.D. is a current member of our board of directors and is associated with RFS Partners, LP. The 2019 Notes converted into 2,921,461 shares of common stock immediately prior to the closing of our IPO.

Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement, as amended, which we refer to as our investors’ rights agreement, with each holder of our convertible preferred stock and 2019 Notes and certain holders of our common stock (Derek Jantz, Matthew Kane and Jeff Smith), which includes each then-holder of more than 5% of our capital stock and certain of our directors (Matthew Kane, Derek Jantz, Raymond Schinazi and Tony Yao, M.D., Ph.D.) (or, in some cases, entities affiliated therewith). Our investors’ rights agreement imposes certain affirmative obligations on us and also grants certain rights to the holders, including certain registration rights with respect to the registrable securities held by them that survived our IPO.

Director and Officer Indemnification and Insurance

We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs and expenses and have purchased directors’ and officers’ liability insurance.

Employment Agreements

We have entered into employment agreements with certain of our executive officers, including our named executive officers. For more information regarding the agreements with our named executive officers, see “Executive Compensation—Employment Agreements.”

Stock Options Grants to Executive Officers and Directors

We have granted stock options to our executive officers as more fully described in “Executive Compensation.”

Other Transactions

Chelsea Lynam, Mr. Kane’s wife, serves as our Manager, Facilities Planning & Design. Ms. Lynam earned total compensation of $273,375 in 2018 in respect of base salary, bonus and the grant date fair value of options to purchase 28,106 shares of our common stock. Ms. Lynam earned total compensation of $111,518 in 2019 in respect of base salary and bonus. Ms. Lynam also participates in other employee benefit plans and arrangements that are made generally available to other employees.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2021 (the “2021 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our General Counsel and Secretary at our offices at 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701, in writing not later than November 28, 2020.

Stockholders intending to present a proposal at our 2021 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2021 Annual Meeting no earlier than the close of business on January 13, 2021 and no later than the close of business on February 12, 2021. The notice must contain the information required by our Bylaws. In the event that the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after May 13, 2021, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the close of business of the 90th day prior to the 2021 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

2019 ANNUAL REPORT

Our 2019 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice and Access Card can access our 2019 Annual Report, including our Annual Report on Form 10-K for 2019, at www.proxyvote.com.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the General Counsel and Secretary, Precision BioSciences, Inc., 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice and Access Card or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

/s/ Dario Scimeca
Dario Scimeca
General Counsel and Secretary

Durham, North Carolina
March 27, 2020

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 12, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DTIL2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 12, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D04495-P33144

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRECISION BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

Nominees:

01) Geno Germano
02) Matthew Kane
03) Raymond Schinazi, Ph.D.

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D04496-P33144

PRECISION BIOSCIENCES, INC.
Annual Meeting of Stockholders
May 13, 2020, 11:00 AM, Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) each of Matthew Kane and Abid Ansari, and either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PRECISION BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Eastern Time on May 13, 2020, at www.virtualshareholdermeeting.com/DTIL2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side